                                                                    EXHIBIT 16.1


                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


April 24, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          Re: International Integration Incorporated

We have read the section titled "Change in Accountants" included in International Integration Incorporated's Registration Statement on Form S-1 filed on April 24, 1998 and are in agreement with the statements contained in that section.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP